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                ACCOUNTS RECEIVABLE AND INVENTORY LOAN AGREEMENT

This Accounts Receivable and Inventory Loan Agreement ("Agreement") is entered into as of June 26, 2000, by and between SIGNATURE EYEWEAR, INC., a California corporation ("BORROWER"), and CITY NATIONAL BANK, a national banking association ("CNB"), and amends and restates that certain Credit Agreement dated as of October 27, 1997, as amended, between Borrower and CNB ("Original Agreement").

1. DEFINITIONS. As used in this Agreement, these terms have the following meanings:

        1.1 "ACCOUNT" or "ACCOUNTS" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper from any Person, whether now existing or hereafter arising or acquired, whether or not it has been earned by performance.

        1.2 "ACCOUNT DEBTOR" means the Person obligated on an Account.

        1.3 "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with Borrower, and includes any employee stock ownership plan of Borrower or an Affiliate. "Control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        1.4 "AUDIT FEE" is $450.00 per day for each field examination and audit of Borrower's operations, books and records and the Collateral.

        1.5 "BORROWER'S LOAN ACCOUNT" means the statement of daily balances on the books of CNB in which will be recorded Revolving Credit Loans made by CNB to Borrower, payments made on such loans, and other appropriate debits and credits as provided by this Agreement. CNB will provide a statement of account for Borrower's Loan Account at least once each month on a date established by CNB, which statement will be accepted by and conclusively binding upon Borrower unless it notifies CNB in writing to the contrary, within five (5) days of receipt of such statement, or ten (10) days after sending of such statement if Borrower does not notify CNB of its non-receipt of the statement. Statements regarding other credit extended to Borrower will be provided separately.

        1.6 "BORROWING BASE" will be in an amount, determined by CNB, equal to:

                1.6.1   The sum of:

                        (a) Sixty percent (60%) of the Eligible Accounts (the "Accounts Borrowing Base"), plus

                        (b) Thirty-five percent (35 %) of the Eligible Inventory (the "Inventory Borrowing Base");

                1.6.2 Less the outstanding principal balance on the Existing Term Loan referenced in Section 2.5; and

                1.6.3   Less the sum of $600,000.00.

                In no event will (a) the Inventory Borrowing Base exceed $4,500,000.00, or (b) the Borrowing Base exceed the Revolving Credit Commitment.

        1.7 "BORROWING BASE CERTIFICATE" means the certificate, in form and satisfactory to CNB, executed by Borrower to evidence the Borrowing Base.



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        1.8 "BUSINESS DAY" means a day that CNB's Head Office is open and conducts a substantial portion of its business.

        1.9 "CODE" means the Uniform Commercial Code of California except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

        1.10 "COLLATERAL" means all property securing the Obligations, as described in Section 8.

        1.11 "COMMERCIAL LETTERS OF CREDIT" means letters of credit issued pursuant to this Agreement and in response to Borrower's submission of an Irrevocable Letter of Credit Application and Security Agreement.

        1.12 "DEBT" means, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower or any Subsidiary for borrowed money, or reimbursement for open letters of credit and banker's acceptances, (b) all obligations of Borrower or any Subsidiary evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of Borrower or any Subsidiary to pay the deferred purchase price of property or services, (d) all capitalized lease obligations of Borrower or any Subsidiary, (e) all obligations or liabilities of others secured by a lien on any asset of Borrower or any Subsidiary, whether or not such obligation or liability is assumed, (f) all obligations guaranteed by Borrower or any Subsidiary, (g) all obligations, direct or indirect, for letters of credit, and (h) any other obligations or liabilities which are required by GAAP to be shown as liabilities on the balance sheet of Borrower or any Subsidiary.

        1.13 "DILUTION" will be determined at the end of each month by CNB for the preceding twelve-month period by dividing total reductions, excluding cash collections of Accounts, by gross sales which gave rise to the Accounts for such twelve-month period.

        1.14 "ELIGIBLE ACCOUNT" means an Account of Borrower:

                1.14.1 Upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition;

                1.14.2 Against which is asserted no defense, counterclaim, discount or set-off, whether well-founded or otherwise;

                1.14.3 That is a true and correct statement of a bona fide indebtedness incurred in the amount of the Account for goods sold or leased and delivered to, or for services rendered to and accepted by, the Account Debtor;

                1.14.4 That is owned by Borrower free and clear of all liens, encumbrances, charges, interests and rights of others, except the security interests granted to CNB;

                1.14.5 That does not arise from a sale or lease to or for services rendered to an employee, stockholder, director, Subsidiary or Affiliate of Borrower or any entity in which any employee, stockholder, director, Subsidiary or Affiliate of Borrower has any interest;

                1.14.6 That is not the obligation of an Account Debtor that is the federal government unless perfected under the Federal Assignment of Claims Act of 1940, as amended;

                1.14.7 That is not the obligation of an Account Debtor located in a foreign country, except Canada, unless the obligation is insured by foreign credit insurance satisfactory to CNB or through a letter of credit negotiated through CNB with drawing documents in order;

                1.14.8. That is due and payable not more than one hundred twenty
(120) days from the original invoice date unless otherwise agreed to in writing by CNB;



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                1.14.9 As to which not more than ninety (90) days has elapsed since the original invoice date;

                1.14.10 As to which the Account Debtor has not:

                        (a) died, suspended business, made a general assignment for the benefit of creditors, become the subject of a petition under the Bankruptcy Code or consented to or applied for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property;

                        (b) become more than sixty (60) days past due, under the original terms of sale, with respect to 20% or more of the amounts owed by such Account Debtor to Borrower;

                        (c) had its check in payment of an Account returned unpaid; or

                        (d) become or appear to have become unable, in the opinion of CNB, to pay the Account in accord with its terms;

                1.14.11 That does not, when added to all other Accounts that are obligations of the Account Debtor to Borrower, result in a total sum that exceeds twenty percent (20%) of the total balance then due on all Accounts; provided, however, with respect to Account Debtor Eyecare of America, the foregoing percentage shall be twenty-five percent (25 %); and

                1.14.12 That is not an obligation owed by the Account Debtor which is evidenced by chattel paper or an instrument as those terms are defined in the Code.

        1.15 "ELIGIBLE INVENTORY" means finished goods Inventory consisting solely of prescription eyeglass and sunglass frames which (a) is owned by Borrower free and clear of all liens, encumbrances and rights of others, except the security interests granted to CNB; (is) permanently located in the United States of America and in the physical possession of Borrower, and (c) is not, in CNB's opinion, obsolete, unsalable, damaged, unfit for further processing or otherwise unacceptable to CNB. Eligible Inventory will be valued at the lower of cost or market in accordance with GAAP.

        1.16 "EUROCURRENCY RESERVE REQUIREMENT" means the aggregate (without duplication) of the rates (expressed as a decimal) of reserves (including, without limitation, any basic, marginal, supplemental, or emergency reserves) that are required to be maintained by banks during the Interest Period under any regulations of the Board of Governors of the Federal Reserve System, or any other governmental authority having jurisdiction with respect thereto, applicable to funding based on so-called "Eurocurrency Liabilities", including Regulation D (12 CFR 224).

        1.17 "GAAP" means generally accepted accounting principles, consistently applied.

        1.18 "GUARANTOR(S)" None

        1.19 "INVENTORY" means goods held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing.

        1.20 "INTEREST PERIOD" means the period commencing on the date the LIBOR Loan is made (including the date a Prime Loan is converted to a LIBOR Loan, or a LIBOR Loan is renewed as a LIBOR Loan, which, in the latter case, will be the last day of the expiring Interest Period) and ending on the first day of the month occurring prior to or on the date which is one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrower; provided, however, no Interest Period may extend beyond the Termination Date.

        1.21 "LETTER OF GUARANTEE" means the issuance by CNB of its letter of indemnity or release to carriers of merchandise shipped to Borrower and consigned to CNB to induce release of the merchandise by the carrier to Borrower in advance of receipt of documents required by the carrier to release the merchandise.



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        1.22 "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby
Letters of Credit.

        1.23 "LETTERS OF CREDIT COMMITMENT" is $500,000.00.

        1.24 "LIBOR BASE RATE" means the British Banker's Association definition of the London InterBank Offered Rates as made available by Bloomberg LP, or such other information service available to CNB, for the applicable monthly period upon which the Interest Period is based for the LIBOR Loan selected by Borrower and as quoted by CNB on the Business Day Borrower requests a LIBOR Loan or on the last Business Day of an expiring Interest Period.

        1.25 "LIBOR INTEREST RATE" means the rate per year (rounded upward to the next one-sixteenth (1/16th) of one percent (0.0625%), if necessary) determined by CNB to be the quotient of (a) the LIBOR Base Rate divided by (b) one minus the Eurocurrency Reserve Requirement for the Interest Period; which is expressed by the following formula:

                                 LIBOR BASE RATE
                       ----------------------------------
                       1-EUROCURRENCY RESERVE REQUIREMENT

        1.26 "LIBOR LOAN" means any Loan tied to the LIBOR Interest Rate.

        1.27 "LOAN" or "LOANS" means the loans extended by CNB to Borrower pursuant to Section 2.

        1.28 "LOAN DOCUMENTS" means, individually and collectively, this Agreement, any note, guaranty, security or pledge agreement, financing statement and all other contracts, instruments, addenda and documents executed in connection with or related to extensions of credit under this Agreement.

        1.29 "LOAN FEE" is $20,000.00.

        1.30 "OBLIGATIONS" means all present and future liabilities and obligations of Borrower to CNB hereunder and all other liabilities and obligations of Borrower to CNB of every kind, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

        1.31 "PERSON" means any individual or entity.

        1.32 "POTENTIAL EVENT OF DEFAULT" means any condition that with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

        1.33 "PRIME RATE" means the rate most recently announced by CNB at its principal office in Beverly Hills, California as its "Prime Rate." Any change in the interest rate resulting from a change in the Prime Rate will become effective on the day on which each change in the Prime Rate is announced by CNB.

        1.34 "REVOLVING CREDIT COMMITMENT" means CNB's commitment to make the Revolving Credit Loans, issue the Letters of Credit and issue Letters of Guarantee in an aggregate principal amount at any one time of up to FIVE MILLION DOLLARS ($5,000,000.00).

        1.35 "STANDBY LETTERS OF CREDIT" means standby letters of credit issued pursuant to this Agreement and in response to Borrower's submission of an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement.

        1.36 "SUBORDINATED DEBT" means Debt of Borrower or any Subsidiary, the repayment of which is subordinated, on terms satisfactory to CNB, to the Obligations.



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        1.37 "SUBSIDIARY" means any corporation, the majority of whose voting shares are at any time owned, directly or indirectly, by Borrower and/or by one or more Subsidiaries.

        1.38 "TANGIBLE NET WORTH" means the total of all assets appearing on a balance sheet prepared in accordance with GAAP for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, unamortized debt discount, Affiliate, employee, officer and stockholder receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with GAAP; minus (c) all obligations which are required by GAAP to be classified as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus (d) minority interests; and minus (e) deferred income and reserves not otherwise classified as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

        1.39 "TERMINATION DATE" means August 15, 2000, unless the term of this Agreement is renewed by CNB for an additional period under Section 3, or such earlier termination date under Section 9.3 upon the occurrence of an Event of Default. Upon any renewal, the Termination Date will be the renewed maturity date determined by CNB.

        1.40 "TOTAL SENIOR LIABILITIES" means, as of any date of determination, the amount of all liabilities that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with GAAP, less Subordinated Debt.

2. THE CREDIT.

        2.1 REVOLVING CREDIT LOAN. Subject to the terms of this Agreement, CNB agrees to make loans ("Revolving Credit Loans") to Borrower, from the date of this Agreement up to but not including the Termination Date, at such times as Borrower may request, up to the amount of the Borrowing Base, less the amount of outstanding Letters of Credit and Letters of Guarantee. The Revolving Credit Loans may be repaid and reborrowed at any time up to the Termination Date; provided, however, that the aggregate unpaid principal amount of outstanding Revolving Credit Loans will at no time exceed the Borrowing Base less the amount of outstanding Letters of Credit and the amount of Letters of Guarantee.

                2.1.1 INTEREST. The Revolving Credit Loans will bear interest from disbursement until due (whether at stated maturity, by acceleration on otherwise) at a rate equal to, at Borrower's option, either (a) for a LIBOR Revolving Loan, the LIBOR Interest Rate plus two and one-half percent (2.50%) per year, or (b) for a Prime Revolving Loan, the fluctuating Prime Rate per year. Interest on the Revolving Credit Loans and other charges incurred under this Agreement will accrue daily and be payable (a) monthly in arrears, on the first day of the next month, commencing on the first such date following disbursement; (b) if a LIBOR Revolving Loan, upon any prepayment of any LIBOR Revolving Loan (to the extent accrued on the amount prepaid); and (c) at the Termination Date. A Revolving Credit Loan tied to the LIBOR Interest Rate is called a "LIBOR Revolving Loan," and a Revolving Credit Loan tied to the Prime Rate is called a "Prime Revolving Loan." A Revolving Credit Loan will be a Prime Revolving Loan any time it is not a LIBOR Revolving Loan.

                2.1.2 MINIMUM MONTHLY PAYMENTS. Borrower will pay CNB a monthly fee from the date hereof until the next Termination Date, whether or not the Obligations have been repaid, equal to $2,000.00 less the amount of interest paid by Borrower for Revolving Credit Loans for such month.

                2.1.3 PAYMENT FOR AMOUNTS EXCEEDING BORROWING BASE. Borrower will, immediately upon demand, repay the amount by which the unpaid principal amount of Borrower's Loan Account exceeds the amount CNB has agreed to lend under Section 2.1. The portion of the Revolving Credit Loans exceeding the Borrowing Base will bear additional interest of three percent (3.0%) per year over the rate set forth in Section 2.1.1 for Prime Loans.



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                2.1.4 APPLICATION TO BORROWER'S LOAN ACCOUNT. Borrower agrees that CNB may make a charge equal to two (2) days' collection time at the interest rate set forth in Section 2.1.1 for Prime Loans, payable monthly in arrears on the first day of each month for the previous month for all uncollected funds as to which immediate credit is given by application to Borrower's Loan Account.

          2.2 LETTER OF CREDIT FACILITY. CNB will, at the request of Borrower any time up to the Termination Date, issue Letters of Credit for the account of Borrower. The aggregate face amount of outstanding Letters of Credit at any time will not exceed the lesser of (a) the Letter of Credit Commitment or (b) the Borrowing Base, less the amount of Revolving Credit Loans outstanding and the amount of Letters of Guarantee outstanding.

                2.2.1 ISSUANCE OF LETTERS OF CREDIT. Commercial Letters of Credit will be issued to finance the import of merchandise in accordance with an Irrevocable Letter of Credit Application and Security Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith. Standby Letters of Credit will be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith. Letters of Credit will be issued on the normal documentation used by CNB from time to time in accord with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, or the International Standby Practices 1998, whichever is applicable. Commercial Letters of Credit will expire no more than 90 days after issuance. Unless CNB otherwise agrees in writing, no Standby Letter of Credit may expire after the Termination Date. Standard CNB fees and charges will apply to the issuance of Letters of Credit.

                2.2.2 REIMBURSEMENT FOR FUNDING LETTER OF CREDIT. Any drawing under a Letter of Credit will be deemed to be an irrevocable request for a Revolving Credit Loan under this Agreement. Borrower's obligation to reimburse CNB may also be satisfied by charging Borrower's demand deposit account if requested by Borrower. CNB's obligation under this Subsection to make a Revolving Credit Loan will exist irrespective of the existence of any Potential Event of Default or Event of Default.

        2.3 LETTERS OF GUARANTEE FACILITY. Subject to the terms of this Agreement and upon written application of Borrower, CNB will issue up to, but not including, the Termination Date, Letters of Guarantee for the account of Borrower in an aggregate amount outstanding at any one time not to exceed the lesser of (a) One Million Dollars ($1,000,000.00) and (b) the Borrowing Base less the amount of Revolving Credit Loans and Letters of Credit outstanding at the time of the request. All Letters of Guarantee which have heretofore been issued by CNB and remain outstanding shall be subject to the terms of this Agreement.

                2.3.1 ISSUANCE OF LETTERS OF GUARANTEE. Letters of Guarantee will be issued in accordance with an application of Letter of Guarantee, in form and substance satisfactory to CNB, and incorporated herein, subject to the terms of this Agreement in the event of any conflict herewith. Letters of Guarantee will be issued on the normal documentation used by or acceptable to CNB from time to time. Standard CNB charges will apply to the issuance of Letters of Guarantee.

                2.3.2 REIMBURSEMENT FOR FUNDING LETTER OF GUARANTEE. Any payment by CNB under a Letter of Guarantee will be deemed an irrevocable request for a Revolving Credit Loan under this Agreement. Borrower's obligation to reimburse CNB may also be satisfied by charging Borrower's demand deposit account if requested by Borrower. CNB's obligation under this subsection to make a Revolving Credit Loan will exist irrespective of the existence of any Potential Event of Default or Event of Default.

        2.4 FOREIGN EXCHANGE FACILITY. Subject to the terms and conditions set forth in the Foreign Exchange Agreement executed by Borrower in favor of CNB and to the terms and conditions of this Agreement in the event of any conflict herewith, up to, but not including, the Termination Date. CNB and Borrower may engage in foreign currency transactions for the account of Borrower. All capitalized terms used in this Section 2.4 not otherwise defined in this Agreement shall have the meanings given such terms in the Foreign Exchange Agreement. The Maximum Aggregate Contract Limit with respect to Contracts (including those outstanding as of



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the date of this Agreement) shall not exceed at any one time the U.S. Dollar equivalent of $5,000,000.00, and the daily Settlement Limit for all outstanding Contracts (including those outstanding as of the date of this Agreement shall not exceed the U.S. Dollar equivalent of $2,000,000.00.

        2.5 EXISTING TERM LOAN. The following existing Loan ("Existing Term Loan") will be governed by this Agreement, including but not limited to the provisions of Section 3.2; provided, however, the non-default interest rate of such existing Loan is governed by the Original Agreement:

            Loan Number           Date of Loan         Original Principal Amount
            496077/34952          December 17,1999     $3,500,000.00

        2.6 LIBOR LOAN TERMS AND CONDITIONS

                2.6.1 PROCEDURE FOR LIBOR LOANS. Borrower may request that a Revolving Credit Loan be a LIBOR Loan (including conversion of a Prime Revolving Loan to a LIBOR Revolving Loan, or continuation of a LIBOR Revolving Loan as a LIBOR Revolving Loan upon the expiration of the Interest Period). Borrower's request will be irrevocable, will be made to CNB using the "Notice of Borrowing" form attached hereto as Exhibit "A," no earlier than two (2) Business Days before and no later than 1:00 p.m. Pacific Time on the day the LIBOR Loan is to be made. If Borrower fails to select a LIBOR Loan in accordance herewith, the Loan will be a Prime Loan, and any outstanding LIBOR Loan will be deemed a Prime Loan upon expiration of the Interest Period.

                2.6.2 AVAILABILITY OF LIBOR LOANS. Notwithstanding anything herein to the contrary, each LIBOR Loan must be in the minimum amount of $500,000.00 and increments of $100,000.00. Borrower may not have more than five
(5) LIBOR Loans outstanding at any onetime under this Agreement. Borrower may have Prime Loans and LIBOR Loans outstanding simultaneously.

                2.6.3 PREPAYMENT OF PRINCIPAL. Borrower may not make a partial principal prepayment on a LIBOR Loan. Borrower may prepay the full outstanding principal balance on a LIBOR Loan prior to the end of the Interest Period, provided, however, that such prepayment is accompanied by a fee ("LIBOR Prepayment Fee") equal to the amount, if any, by which (a) the additional interest which would have been earned by CNB had the LIBOR Loan not been prepaid exceeds (b) the interest which would have been recoverable by CNB by placing the amount of the LIBOR Loan on deposit in the LIBOR market for a period starting on the date on which it was prepaid and ending on the last day of the applicable Interest Period. CNB's calculation of the LIBOR Prepayment Fee will be deemed conclusive absent manifest error.

                2.6.4 SUSPENSION OF LIBOR LOANS. If CNB, on any Business Day, is unable to determine the LIBOR Base Rate applicable for a new, continued, or converted LIBOR Loan for any reason, or any law, regulation, or governmental order, rule or determination, makes it unlawful for CNB to make a LIBOR Loan, Borrower's right to select LIBOR Loans will be suspended until CNB is again able to determine the LIBOR Base Rate or make LIBOR Loans, as the case may be. During such suspension, new Loans, outstanding Prime Loans, and LIBOR Loans whose Interest Periods terminate may only be Prime Loans.

        2.7 OPTIONAL PREPAYMENTS. Subject to the provisions of Section 2.4.3, Borrower will have the right to prepay the Existing Term Loan provided that (a) each partial payment will be in an amount equal to the amount of the normal monthly payment or an integral multiple thereof, (b) on each prepayment, Borrower will pay the accrued interest on the prepaid principal, to the date of such prepayment, and (c) all prepayments will be applied to principal installments in the inverse order of their maturities.

        2.8 DEFAULT INTEREST RATE. From and after written notice by CNB to Borrower of the occurrence of an Event of Default (and without constituting a waiver of such Event of Default), the Loans and any other amounts due CNB hereunder (and interest to the extent permitted by law) will bear additional interest at a fluctuating rate equal to five percent (5.0%) per year higher than the interest rate as determined in Sections 2.1.1, until the Event of Default has been cured; provided, however, for purposes of this Section, a LIBOR Loan will be



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treated as a Prime Loan upon the termination of the Interest Period. All interest provided for in this Section will be compounded monthly and payable on demand.

        2.9 PAYMENTS. All payments will be in United States Dollars and in immediately available funds. Interest will accrue daily and will be computed on the basis of a 360-day year, actual days elapsed. All payments of principal, interest, fees and other charges incurred under this Agreement will be made by charging, and Borrower hereby authorizes CNB to charge, Borrower's demand deposit account or Borrower's Loan Account. Borrower also authorizes CNB to charge to Borrower's demand deposit account or Borrower's Loan Account any payment credited against the Obligations which is dishonored by the drawee or maker thereof.

        2.10 AUDIT FEE. Borrower will pay the Audit Fee equal to $450.00. Borrower hereby authorizes CNB to charge Borrower's demand deposit account or Borrower's Loan Account for the amount of each such fee.

3. TERM AND TERMINATION.

        3.1 ESTABLISHMENT OF TERMINATION DATE. The term of this Agreement will begin as of the date hereof and continue until the Termination Date, unless the term is renewed for an additional period by CNB giving Borrower prior written notice, in which event the Termination Date will mean the renewed maturity date set forth in such notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 9.3; the date of any such termination will become the Termination Date as that term is used in this Agreement. Upon renewal, if any, Borrower authorizes CNB to charge Borrower's Loan Account with the amount of any applicable Audit Fee.

        3.2 OBLIGATIONS UPON THE TERMINATION DATE. Borrower will, upon the Termination Date:

                3.2.1 Repay the amount of the balance due as set forth in Borrower's Loan Account plus any accrued interest, fees and charges; and

                3.2.2 Pay CNB cash in the aggregate face amount of the Letters of Credit outstanding to be held as cash collateral for Borrower's obligation to reimburse CNB upon the funding of such Letters of Credit;

                3.2.3 Pay CNB cash in the aggregate face amount of the Letters of Guarantee outstanding to be held as cash collateral for Borrower's obligation to reimburse CNB upon the funding of such Letters of Guarantee; and

                3.2.4 Pay the amounts due on all other Obligations owing to CNB. In this connection and notwithstanding anything to the contrary contained in the instruments evidencing such Obligations, the Termination Date hereunder will constitute the maturity date of such other Obligations.

        3.3 SURVIVAL OF RIGHTS. Any termination of this Agreement will not affect the rights, liabilities and obligations of the parties with respect to any Obligations outstanding on the date of such termination. Until all Obligations have been fully repaid, CNB will retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower will continue to assign all Accounts to CNB and to immediately turn over to CNB, in kind, all collections received on the Accounts.

4. CONDITIONS PRECEDENT.

        4.1 EXTENSION OF CREDIT. The obligation of CNB to make any Loan or other extension of credit hereunder is subject to CNB's receipt of each of the following, in form and substance satisfactory to CNB, and duly executed as required by CNB:

                4.1.1 All Loan Documents required by CNB, including but not limited to this Agreement and any guaranties required hereunder;

                4.1.2 (a) a copy of Borrower's Articles of Incorporation; (b) a Resolution of Borrower's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents required pursuant to this Agreement, certified by Borrower's corporate secretary; and, (c) a copy of the last certificate filed on behalf of Borrower containing the information required by California Corporations Code Section 1502(a) or Section 2117(a), as applicable;

                4.1.3 (a) executed copies (and acknowledgement copies to the extent reasonably available) of financing statements (Form UCC-1) duly filed under the Code in all such jurisdictions as may be necessary or, in CNB's opinion, desirable to perfect CNB's security interests created under this Agreement; and (b) evidence that all filings, recordings and other actions that are necessary or advisable, in CNB's opinion, to establish, preserve and perfect CNB's security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral have been effected;

                4.1.4 Evidence that the insurance required by Section 6.6 hereof is in effect;

                4.1.5 A complete list of claims made against Borrower together with an opinion of Borrower's counsel with respect to such claims, that the representations contained in Section 5.5 are true and correct as of the date of this Agreement; and

                4.1.6 The Loan Fee equal to $20,000.00.

        4.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The obligation of CNB to make any Loan or other extension of credit hereunder will be subject to the fulfillment of each of the following conditions to CNB's satisfaction:

                4.2.1 The representations and warranties of Borrower set forth in Section 5 will be true and correct on the date of the making of each Loan or other extension of credit with the same effect as though such representations and warranties had been made on and as of such date;

                4.2.2 No Guarantor will have revoked his, her or its guaranty and no such guaranty will have become otherwise unenforceable with respect to future advances;

                4.2.3 No holder of Subordinated Debt will be in violation of his, her or its Subordination Agreement executed in favor of CNB, and such Subordination Agreement is enforceable with respect to future advances;

                4.2.4 There will be in full force and effect in favor of CNB a legal, valid and enforceable first security interest in, and a valid and binding first lien on the Collateral; and CNB will have received evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the opinion of CNB, in order to establish, protect, preserve and perfect CNB's security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral have been effected;

                4.2.5 There will have occurred no Event of Default or Potential Event of Default; and

                4.2.6 All other documents and legal matters in connection with the transactions described in this Agreement will be satisfactory in form and substance to CNB.

5. REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties, which will survive the making and repayment of the Loans and other extensions of credit:

        5.1 CORPORATE EXISTENCE, POWER AND AUTHORIZATION. Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the. state of its organization, and is duly qualified to conduct business in each jurisdiction in which its business is conducted. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers and have been duly authorized by the Board of Directors of Borrower and do not require any consent or approval of the stockholders of Borrower.

        5.2 BINDING AGREEMENT. The Loan Documents constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

        5.3 ANCILLARY DOCUMENTS. To the extent that any security agreement, subordination agreement or guaranty is required to be executed by a Subsidiary or Affiliate, the representations and warranties set forth in Sections 5.1 and
5.2 are also true and correct with respect to such Subsidiary and Affiliate and such document.

        5.4 OTHER AGREEMENTS. The execution and performance of the Loan Documents will not violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board) or any order of any governmental authority, court or arbitration board or the Articles of Incorporation or Bylaws of Borrower, or result in the breach of or a default under any provisions of any agreement to which Borrower is a party.

        5.5 LITIGATION. There is no litigation, tax claim, investigation or proceeding pending, threatened against or affecting Borrower, any Subsidiary or Guarantor, or any of their respective properties which, if adversely determined, would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower or any Subsidiary or Guarantor.

        5.6 FINANCIAL CONDITION. The most recent financial statements of Borrower and each Guarantor, if any, copies of which have been delivered to CNB, have been prepared in accordance with GAAP and are true, complete and correct and fairly present the financial condition of Borrower, its Subsidiaries and each Guarantor, including operating results, as of the accounting period referenced therein. There has been no material adverse change in the financial condition or business of Borrower or any Subsidiary or Guarantor since the date of such financial statements. Neither Borrower nor any Subsidiary or Guarantor has any material liabilities for taxes or long-term leases or commitments, except as disclosed in the financial statements.

        5.7 NO VIOLATIONS. Borrower is not, nor is any Subsidiary, in violation of any law, ordinance, rule or regulation to which it or any of its properties is subject.

        5.8 COLLATERAL. Borrower owns and has possession of and has the right and power to grant a security interest in the Collateral, and the Collateral is genuine and free from liens, adverse claims, set-offs, defaults, prepayments, defenses and encumbrances except those in favor of CNB. No bills of lading, warehouse receipts or other documents or instruments of title are outstanding with respect to the Collateral or any portion of the Collateral, in favor of a Person other than Borrower. The office where Borrower keeps its records concerning all Accounts and where it keeps the bulk of its Inventory is 498 North Oak Street, Inglewood, California 90302.

        5.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). No "Reportable Event" (as defined in ERISA and the regulations issued thereunder [other than a "Reportable Event" not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation ("PBGC") under such regulations]) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan.

        5.10 CONSENTS. No consent, license, permit, or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution, delivery and performance by Borrower of this Agreement or the transactions contemplated hereby.

        5.11 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans will be used by Borrower solely for working capital purposes in the normal course of business.

        5.12 REGULATION U. Borrowers not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board). No part of the proceeds of the Loans will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying such margin stock.

        5.13 ENVIRONMENTAL MATTERS.

                5.13.1 The operations of Borrower and each Subsidiary comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances and fully comply with all terms of all required permits and licenses.

                5.13.2 Borrower and each Subsidiary have received no notices of threatened or pending governmental or private civil, criminal or administrative proceeding regarding any environmental or health and safety statute, regulation or ordinance and have not been subject to any federal, state or local investigations, inspections or orders regarding any environmental or health and safety statute, regulation or ordinance.

                5.13.3 Neither Borrower nor any Subsidiary knows of any facts or conditions which may exist which may subject Borrower or any Subsidiary to liability or contingent liability and neither Borrower nor any Subsidiary is presently liable or contingently liable for any removal, remedial, response or other costs or damages in connection with any release into the environment of toxic or hazardous substances or waste included on any federal, state or local hazardous chemical or substance lists under any federal, state or local statute, regulation or ordinance.

                5.13.4 Borrower will, at all times, indemnify and hold CNB (which for purposes of this Section and Section 10.8 includes CNB's parent company and subsidiaries and all of their respective shareholders, directors, officers, employees, agents, representatives, successors, attorneys and assigns) harmless from and against any liabilities, claims, demands, causes of action, losses, damages, expenses (including without limitation reasonable attorneys' fees [which attorneys may be employees of CNB, or may be outside counsel]), costs, settlements, judgments or recoveries (collectively, "Claims") directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to or used by Borrower. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity will survive the Termination Date and the repayment of all Obligations of Borrower to CNB.

6. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower will comply with the following covenants:

        6.1 COLLATERAL.

                6.1.1 Borrower will, on demand of CNB, make available to CNB, shipping and delivery receipts evidencing the shipment of the goods which gave rise to an Account; completion certificates or other proof of the satisfactory performance of services which gave rise to an Account; a copy of the invoice for each Account; and Borrower's copy of any written contract or order from which an Account arose. Unless previously requested by Borrower in writing to return such documents, CNB will be authorized to destroy any such documentation six (6) months after its receipt by CNB;

                6.1.2 Borrower will advise CNB within ten (10) days whenever an Account Debtor refuses to retain, or returns, any goods from the sale of which an Account arose and will comply with any instructions which CNB may give regarding the sale or other disposition of such returns;

                6.1.3 Borrower will give CNB, upon request, specific assignments of Accounts after they come into existence, and schedules of Accounts, the form and content of such assignments and schedules to be satisfactory to CNB; but, despite this provision for express assignments to CNB, CNB will have a continuing security interest in all Accounts irrespective of whether some Accounts are omitted from such assignments or whether any assignments are ever given; and Borrower will execute and deliver to CNB any instrument, document, financing statement, assignment or other writing which CNB may deem necessary or desirable to carry out on the terms of this Agreement, to perfect CNB's security interest in the Accounts, and any other Collateral for the Obligations, or to enable CNB to enforce its security interest in any of the foregoing;

                6.1.4 Borrower will maintain, in accord with sound accounting practices, accurate records and books of account showing, among other things, all Inventory and Accounts, the proceeds of the sale or other disposition thereof and the collections therefrom. Borrower will not change the accounting method used to determine Borrower's Inventory cost without CNB's prior written approval. Borrower will permit representative(s) of CNB, at any reasonable time, to inspect, audit, examine and make extracts or copies from all books, records and other data relating to the Collateral, to inspect any of Borrower's properties and to confirm balances due on Accounts by direct inquiry to Account Debtors, and will give CNB, promptly upon request, all information regarding the business or finances of Borrower;

                6.1.5 Borrower will, if requested by CNB, mark its records concerning its Inventory and Accounts in a manner satisfactory to CNB to show CNB's security interest therein;

                6.1.6 Borrower will, if requested by CNB, provide CNB with a current physical count of its Inventory in the manner specified by CNB;

                6.1.7 Borrower will endorse to the order of and deliver to CNB any negotiable instrument accepted by Borrower in lieu of payment in accord with the original terms of sale;

                6.1.8 Borrower will pay CNB, upon demand, the cost, including, but not limited to reasonable attorneys' fees and expenses (which counsel may be CNB employees) expended or incurred by CNB (or allocable to CNB's in-house counsel) in the collection or enforcement of any Accounts or other Collateral if CNB itself undertakes such collection or enforcement, together with all taxes, charges and expenses of every kind or description paid or incurred by CNB under or with respect to loans hereunder or any Collateral therefor and Borrower authorizes CNB to charge the same to any deposit account of Borrower or Borrower's Loan Account maintained with CNB;

                6.1.9 Borrower will promptly notify CNB of any occurrence or discovery of any event which would cause or has caused a previously Eligible Account to become ineligible;

                6.1.10 Borrower will maintain the tangible Collateral in good condition and promptly notify CNB of any event causing loss or reduction of value of Collateral and the amount of such loss or reduction; and

                6.1.11 Borrower will, upon request by CNB, but in no event less than once every six (6) months, supply CNB with a current list of the names and addresses of all Account Debtors.

        6.2 FINANCIAL STATEMENTS. Borrower will furnish to CNB on a continuing basis:

                6.2.1 Within forty-five (45) days after the end of each month (other than the last month of a fiscal quarter), or sooner if available, a financial statement consisting of not less than a balance sheet and income statement, prepared in accordance with GAAP, which financial statement may be internally prepared;

                6.2.2 Within forty-five (45) days after the end of each quarterly accounting period of each fiscal year, a copy of the 10Q filed by Borrower with the Securities and Exchange Commission, including therein a financial statement consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with GAAP and accompanied by the following: (a) supporting schedules of costs of goods sold, operating expenses and other income and expense items, and (b) Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto, which financial statement may be internally prepared;

                6.2.3 Within one hundred twenty (120) days after the close of Borrower's fiscal year, a copy of the 10K report filed by Borrower with the Securities and Exchange Commission, including therein an annual audit report for Borrower and the Subsidiaries, including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, certified by such accountant to have been prepared in accordance with GAAP and accompanied by the following: (a) supporting schedules of costs of goods sold, operating expenses and other income and expense items, and (b) Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto; and

                6.2.4 Within ten (10) days of filing, a copy of the Federal Income Tax Return of each Borrower.

        6.3 COLLATERAL REPORTS. Borrower will supply the following collateral reports, together with such additional information, reports and/or statements as CNB may reasonably request, within fifteen (15) days after the end of each month:

                6.3.1 A listing and aging by invoice date of all accounts receivable and accounts payable (together with sales and payment terms, and detail of outstanding balances due by invoice date from all Account Debtors);

                6.3.2 A reconciliation of such aging with the previous aging delivered to CNB and CNB account records;

                6.3.3 A listing of all Inventory, setting out types, locations and dollar value, which dollar value is in conformity with GAAP, in form acceptable to CNB; and

                6.3.4 A Borrowing Base Certificate.

        6.4 TAXES AND PREMIUMS. Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments, governmental charges, and real and personal taxes including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required hereunder, prior to the date upon which penalties are attached thereto. CNB may pay, for the account of Borrower, any of the foregoing which Borrower fails to pay; any such amounts will be debited to Borrower's Loan Account and will be paid by Borrower to CNB, with interest thereon at the rate stated in
Section 2.1.1 (exclusive of LIBOR Loans), upon demand.

        6.5 INSURANCE.

                6.5.1 Borrower will, and will cause each Subsidiary to, (a) keep its Inventory, equipment and any other tangible personal property which is Collateral insured for the benefit of CNB under a standard mortgagee protection clause (to whom any loss will be payable) in such amounts, by such companies and against such risks as may be satisfactory to CNB; (b) pay the cost of all such insurance; and (c) deliver certificates evidencing such insurance to CNB (and copies of policies if requested); and Borrower hereby assigns to CNB all right to receive proceeds of such insurance, and agrees to direct any insurer to pay all proceeds directly to CNB, and authorizes CNB to endorse Borrower's name to any draft or check for such proceeds;

                6.5.2 In addition to the insurance required above, Borrower will, and will cause each Subsidiary to, maintain insurance of the types and in amounts customarily carried in its lines of business, including, but not limited to, fire, public liability, property damage, business interruption and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to CNB, and deliver to CNB, upon request, schedules setting forth-all insurance then in effect; and

                6.5.3 If Borrower fails to provide and maintain the policies of insurance required hereunder, CNB may, but is not obligated to, procure such insurance, and Borrower will pay all premiums thereon promptly upon demand by CNB, together with interest thereon at the rate set forth in Section 2.1.1 hereof (exclusive of LIBOR Loans) from the date of expenditure until reimbursement by Borrower.

        6.6 NOTICE. Borrower will promptly advise CNB in writing of (a) the opening of any new, or the closing of any existing, places of business, each location at which Inventory or equipment is or will be kept, and any change of Borrower's name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Potential Event of Default; (c) any litigation pending or threatened where the amount or amounts in controversy exceed $1,000,000.00; (d) any unpaid taxes which are more than fifteen (15) days delinquent; and (e) any other matter which might materially or adversely affect Borrower's or any Subsidiary's or Guarantor's financial condition, property or business.

        6.7 FAIR LABOR STANDARDS ACT. Borrower will, and will cause each Subsidiary to, comply with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act.

        6.8 CORPORATE EXISTENCE. Borrower will, and will cause each Subsidiary to, maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business.

        6.9 COMPLIANCE WITH LAW. Borrower will, and will cause each Subsidiary to, comply with all requirements of all applicable laws, rules, regulations (including, but not limited to, ERISA with respect to each of their benefit plans, and all environmental and hazardous materials laws), orders of any governmental agency and all material agreements to which they are a party.

        6.10 FINANCIAL TESTS. Borrower will maintain at all times on and after June 30, 2000:

                6.10.1 Tangible Net Worth plus Subordinated Debt of not less than $9,400,000.00; and

                6.10.2 Net income after taxes greater than zero.

7. NEGATIVE COVENANTS. Borrower agrees that until payment in full of all the Obligations, Borrower will not, nor will it permit any Subsidiary to, do any of the following, without CNB's prior written consent:

        7.1 BORROWING. Create, incur, assume or permit to exist any Debt except
(a) Debt to CNB, and (b) trade Debt in the ordinary course of Borrower's business.

        7.2 SALE OF ASSETS. Sell, lease or otherwise dispose of any of Borrower's or any Subsidiary's assets, other than merchandise Inventory in the ordinary course of business.

        7.3 LOANS. Make loans or advances to any Person, except credit extended to employees or to customers in the ordinary course of business.

        7.4 CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for the obligation of any Person, including Borrower, a Subsidiary or Affiliate, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) contingent liabilities in favor of CNB.

        7.5 INVESTMENTS. Purchase or acquire the obligations or stock of, or any other interest in, any partnership, joint venture or corporation, except (a) direct obligations of the United States of America; or (b) investments in certificates of deposit issued by, and other deposits with, commercial banks organized under the United States or a State thereof having capital of at least One Hundred Million Dollars ($100,000,000.00).

        7.6 MORTGAGES, LIENS, ETC. Mortgage, pledge, hypothecate, grant or contract to grant any security interest of any kind in any property or assets, to anyone except CNB.

        7.7 INVOLUNTARY LIENS. Permit any involuntary liens to arise with respect to any property or assets including but not limited to those arising from the levy of a writ of attachment or execution, or the levy of any state or federal tax lien which lien will not be removed within a period of thirty (30) days.

        7.8 SALE AND LEASEBACK. Enter into any sale-leaseback transaction.

        7.9 MERGERS AND ACQUISITIONS. Enter into any merger or consolidation, or acquire all or substantially all the assets of any Person, except a Subsidiary may be merged into or consolidated with another Subsidiary or with Borrower.

        7.10 DIVIDENDS AND PURCHASE OF STOCK. Redeem or repurchase stock or partnership interests, declare or pay any dividends or make any distribution, whether of capital, income or otherwise, and whether in cash or other property, except that any Subsidiary may declare distributions to Borrower; provided, however, if Borrower for any tax year elects to file as a Sub-Chapter S corporation under the federal or state income tax laws, distributions may be made to Borrower's shareholders during any current or subsequent tax year in proportion to their holdings, in an aggregate amount equal to that payable by an individual in the highest tax bracket upon Borrower's taxable income computed as if Borrower were a taxpaying entity.

        7.11 EVENT OF DEFAULT. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

8. SECURITY AGREEMENT.

        8.1 GRANT OF SECURITY INTEREST. To secure all Obligations hereunder as well as all other Obligations to CNB, Borrower hereby grants and transfers to CNB a continuing security interest in the following property whether now owned or hereafter acquired:

                8.1.1 All of Borrower's Inventory;

                8.1.2 All of Borrower's Accounts;

                8.1.3 All of Borrower's general intangibles as that term is defined in the Code;

                8.1.4 All of Borrower's equipment, as that term is defined in the Code;

                8.1.5 All of Borrower's interest in any patents (now existing or pending), copyrights, trade names, trademarks and service marks useful to the operation of Borrower's business;

                8.1.6 All notes, drafts, acceptances, instruments, documents of title, policies and certificates of insurance, chattel paper, guaranties and securities now or hereafter received by Borrower or in which Borrower has or acquires an interest;

                8.1.7 All cash and noncash proceeds of the foregoing property, including, without limitation, proceeds of policies of fire, credit or other insurance;

                8.1.8 All of Borrower's books and records pertaining to any of the Collateral described in this Section 8.1.

        8.2 NOTIFICATION OF ACCOUNT DEBTORS. CNB will have the right to notify any Account Debtor to make payments directly to CNB, take control of the cash and noncash proceeds of any Account, and settle any Account, which right CNB may exercise at any time whether or not an Event of Default has occurred or whether Borrower was theretofore making collections thereon. Until CNB elects to exercise such right, Borrower is authorized on behalf of CNB to collect and enforce the Accounts. Immediately upon CNB's request, Borrower will deliver to CNB for application in accord with this Agreement, all checks, drafts, cash and other remittances in payment or on account of payment of its Accounts on the banking day following the receipt thereof, and in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of the items, which endorsement Borrower hereby agrees to make. Pending such delivery, Borrower will not commingle any such checks, cash, drafts and other remittances with any of its other funds or property, but will hold them separate and apart therefrom expressly in trust for CNB. All such remittances will be accompanied by such statements and reports of collections and adjustments as CNB may specify.

        8.3 ATTORNEY-IN-FACT. CNB or any of its officers is hereby irrevocably made the true and lawful attorney for Borrower with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of moneys which are payable to Borrower and constitute collections on Accounts; (b) execute in the name of Borrower any schedules, assignments, instruments, documents and statements which Borrower is obligated to give CNB hereunder; (c) receive, open and dispose of all mail addressed to Borrower; (d) notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as CNB will designate; and (e) do such other acts in the name of Borrower which CNB may deem necessary or desirable to enforce any Account or other Collateral. The powers granted CNB hereunder are solely to protect its interests in the Collateral and will not impose any duty upon CNB to exercise any such powers.

9. EVENTS OF DEFAULT AND PROCEEDINGS UPON DEFAULT.

        9.1 EVENTS OF DEFAULT. After expiration of any applicable cure period set forth in Section 9.2, the following will constitute Events of Default under this Agreement:

                9.1.1 Borrower fails to pay when due any installment of principal or interest or any other amount payable under this Agreement, including but not limited to amounts payable under Section 2.1.3;

                9.1.2 Any Person, or any Subsidiary of any Person, which is a party to any Loan Document fails to perform or observe any of the terms, provisions, covenants, agreements or obligations;

                9.1.3 Any financial statement, representation or warranty made or furnished by Borrower or any Subsidiary or Guarantor in connection with the Loan Documents proves to be in any material respect incorrect;

                9.1.4 The entry of an order for relief or the filing of an involuntary petition with respect to Borrower or any Subsidiary or Guarantor under the United States Bankruptcy Code; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower or any Subsidiary or Guarantor; or Borrower or any Subsidiary or Guarantor makes a general assignment for the benefit of creditors;

                9.1.5 CNB's security interest in or lien on any portion of the Collateral becomes impaired or otherwise unenforceable;

                9.1.6 Any Person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB from performing this Agreement, and such proceedings are not dismissed or such decree is not vacated within ten (10) days after the granting thereof;

                9.1.7 Borrower or any Subsidiary neglects, fails or refuses to keep in full force and effect any governmental permit, license or approval which is necessary to the operation of its business;

                9.1.8 All or substantially all of the property of Borrower or any Guarantor or Subsidiary is condemned, seized or otherwise appropriated;

                9.1.9 The occurrence of (a) a Reportable Event (as defined in ERISA) which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower, where such event set forth in (a), (b) or (c) results in a significant monetary liability to Borrower;

                9.1.10 Dilution exceeds 20 percent (20%);

                9.1.11 Any obligee of Subordinated Debt fails to comply with the provisions of the documents evidencing such Subordinated Debt or any Subordination Agreement;

                9.1.12 Any Guarantor dies, becomes incapacitated, or revokes his or its Guaranty, or such Guaranty becomes otherwise unenforceable with respect to future advances; or

                9.1.13 The Termination Date is not extended.

        9.2 NOTICE OF DEFAULT AND CURE OF POTENTIAL EVENTS OF DEFAULT. Except with respect to the Events of Default specified in Sections 9.1.1, 9.1.4, 9.1.5,
9.1.12 or 9.1.13 above, and subject to the provisions of Section 9.4, CNB will give Borrower at least ten (10) days' written notice of any event which constitutes, or with the lapse of time would become, an Event of Default, during which time Borrower will be entitled to cure same.

        9.3 CNB'S REMEDIES. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may
(a) declare the principal of and accrued interest on the Loans immediately due and payable in full, whereupon the same will immediately become due and payable;
(b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies under the Loan Documents and all rights and remedies of a secured party under the Code and other applicable laws with respect to the Collateral.

        9.4 ADDITIONAL REMEDIES. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or if any action or inaction is threatened which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such legal actions as it deems necessary to protect the Collateral, including, but not limited to, seeking injunctive relief and the appointment of a receiver, whether an Event of Default or Potential Event of Default has occurred under this Agreement.

10. MISCELLANEOUS.

        10.1 REIMBURSEMENT OF COSTS AND EXPENSES. Borrower will reimburse CNB for all costs and expenses relating to this Agreement including, but not limited to, filing, recording or search fees, audit or verification fees, appraisals of the Collateral and other out-of-pocket expenses, and reasonable attorneys' fees and expenses expended or incurred by CNB (or allocable to CNB's in-house counsel) in documenting or administering the Loan Documents or collecting any sum which becomes due CNB under the Loan Documents, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with the Loan Documents, including, without limitation, the fees and costs incurred in any out-of-workout or a bankruptcy or reorganization proceeding.

        10.2 DISPUTE RESOLUTION.

                10.2.1 MANDATORY ARBITRATION. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with:

(1) this Agreement, and/or any renewals, extensions, or amendments thereto; (2) any of the Loan Documents; (3) any violation of this Agreement or the Loan Documents (4) all past, present and future loans; (5) any incidents, omissions, acts, practices or occurrences arising out of or related to this Agreement or the Loan Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (6) any aspect of the present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles County, California, and administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

                10.2.2 REAL PROPERTY COLLATERAL. Notwithstanding the provisions of Section 10.2.1, no controversy or claim will be submitted to arbitration without the consent of all the parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation owed to CNB which is secured in whole or in part by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim will be determined as provided in Section 10.2.3.

                10.2.3 JUDICIAL REFERENCE. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in Sections 10.2.1 and 10.2.2 will be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et. seq. If such an election is made, the parties will designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, will be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                10.2.4 PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of this Agreement will limit the right of any party to: (1) foreclose against any real property collateral by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, or applicable law, (2) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (3) exercise self help remedies such as setoff, or
(4) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

                10.2.5 POWERS AND QUALIFICATIONS OF ARBITRATORS. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

                10.2.6 DISCOVERY. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may betaken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

                10.2.7 MISCELLANEOUS. The arbitrator(s) will determine which is the prevailing party and will include in the award that party's reasonable attorneys' fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

        10.3 CUMULATIVE RIGHTS AND NO WAIVER. All rights and remedies granted to CNB under the Loan Documents are cumulative and no one such right or remedy is exclusive of any other. No failure or delay on the part of CNB in exercising any right or remedy will operate as a waiver thereof, and no single or partial exercise or waiver by CNB of any such right or remedy will preclude any further exercise thereof or the exercise of any other right or remedy.

        10.4 APPLICABLE LAW. This Agreement will be governed by California law.

        10.5 LIEN AND RIGHT OF SET-OFF. Borrower grants to CNB a continuing lien for all Obligations of Borrower to CNB upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against, CNB at any time existing. Upon the occurrence of any Event of Default, CNB is hereby authorized at any time and from time to time, without notice to Borrower or any other Person to setoff, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower whether under this Agreement or otherwise, and whether now existing or hereafter arising.

        10.6 NOTICES. Any notice required or permitted under any Loan Document will be given in writing and will be deemed to have been given when personally delivered or when sent by the U.S. mail, postage prepaid, certified, return receipt requested, properly addressed. For the purposes hereof, the addresses of the parties will, until further notice given as herein provided, be as follows:

CNB:                   City National Bank
                       13191 Crossroads Parkway North
                       City of Industry, California 91746
                       Attention: Account Manager

with copy to:          City National Bank, Legal Department
                       400 North Roxbury Drive
                       Beverly Hills, California 90210-5021
                       Attention: Managing Counsel, Credit Unit

Borrower:              Signature Eyewear, Inc.
                       498 North Oak Street
                       Inglewood, California 90302
                       Attention: Michael Prince, Chief Financial Officer

        10.7 ASSIGNMENTS. The provisions of this Agreement are hereby made applicable to and will inure to the benefit of CNB's successors and assigns and Borrower's successors and assigns; provided, however, that Borrower may not assign or transfer its rights or obligations under this Agreement without the prior written consent of CNB. CNB may assign this Agreement and its rights and duties hereunder. CNB reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in CNB's rights and benefits hereunder. In connection therewith, CNB may disclose all documents and information which CNB now or hereafter may have relating to Borrower or Borrower's business.

        10.8 INDEMNIFICATION. Borrower will, at all times, defend and indemnify and hold CNB harmless from and against any and all Claims (as that term is defined in Section 5.13.4) arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by this Agreement, the Loan Documents or any of the rights and properties assigned to CNB hereunder; and/or (c) any suit or proceeding that CNB may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other Person, for any reason whatsoever to protect the rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys' fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB's in-house counsel), all of which will be charged to and paid by Borrower and will be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section will survive the Termination Date and the repayment of all Loans and other extensions of credit and the payment or performance of all other Obligations of Borrower to CNB.

        10.9 COMPLETE AGREEMENT. This Agreement, together with other Loan Documents, constitutes the entire agreement of the parties and supersedes any prior or contemporaneous oral or written agreements or understandings, if any, which are merged into this Agreement. This Agreement may be amended only in a writing signed by Borrower and CNB.

        10.10 HEADINGS. Section headings in this Agreement are included for convenience of reference only and do not constitute a part of the Agreement for any purpose.

        10.11 ACCOUNTING TERMS. Except as otherwise stated in this Agreement, all accounting terms and financial covenants and information will be construed in conformity with, and all financial data required to be submitted will be prepared in conformity with, GAAP as in effect on the date hereof.

        10.12 SEVERABILITY. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction, will be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of the Loan Documents will remain valid.

        10.13 COUNTERPARTS. This Agreement may be signed in any number of counterparts which, when taken together, will constitute but one agreement.

        10.14 JOINT AND SEVERAL. Should more than one Person sign this Agreement, the obligations of each signer will be joint and several.

        IN WITNESS WHEREOF, CNB and Borrower have caused this Agreement to be executed as of the date first specified at the beginning of this Agreement.

BORROWER                               SIGNATURE EYEWEAR, INC., a
                                       California corporation


                                       By: /s/ MICHAEL PRINCE (CFO)
                                          --------------------------------------
                                          MICHAEL PRINCE, Chief Financial
                                          Officer


CNB                                    CITY NATIONAL BANK, a
                                       national banking association


                                       By: /s/ KENNETH E. BARTON
                                          --------------------------------------
                                          KENNETH E. BARTON, Vice President

                              FORBEARANCE AGREEMENT

        This Forbearance Agreement (this "Agreement") is entered into as of December 18, 2000, by and among Signature Eyewear, Inc .("SEI") and City National Bank ("CNB").

                                   RECITALS:

        WHEREAS, SEI and CNB are parties to a certain Accounts Receivable Inventory Loan Agreement dated as of June 26,2000 (hereinafter defined as the "Loan Agreement"); and

        WHEREAS, on September 30, 2000, all of the Obligations (as defined in the Loan Agreement) became due and payable by SEI to CNB; and

        WHEREAS, SEI has failed to pay the Obligations in full as required under the Loan Agreement, which constitutes an Event of Default under, inter alia, each of Sections 9.1.1 and 9.1.13 of the Loan Agreement, in addition to other Events of Default under the Loan Agreement arising prior to September 30,2000; and

        WHEREAS, CNB is willing to forbear from enforcing its rights and remedies arising because of the Existing Defaults (as hereinafter defined) for a limited period of time, provided that SEI comply with the terms of this Agreement and that no Forbearance Default (as hereinafter defined) arises under this Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

        1.1 All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

        1.2 The following terms used in this Agreement shall have the meanings set forth below:

        "Existing Defaults" means (i) the Events of Default which occurred prior to September 30,2000; and(ii) the Events of Default under Sections 9.1.1 and
9.1.13 of the Loan Agreement which occurred as a result of SEI's failure to repay the Obligations on September 30,2000.

        "Forbearance Default" means (i) any occurrence of events which constituted an Event of Default other than the Existing Defaults, including, without limitation, any reoccurrence of events which constituted an Existing Default, other than an Event of Default arising from (a) breach of the representation and warranty under Section 5.5 of the Loan Agreement by reason of
(x) litigation pending and disclosed to CNB prior to the date of this Agreement or (y) litigation commenced against SEI on or after the date hereof which is dismissed within thirty (30) days of its commencement; or (b) breach of the covenants contained in Sections 6.2.2., 6.2.3, or 6.10 of the Loan Agreement;
(ii) the failure of SEI to comply with any term, condition or covenant set forth in this Agreement; (iii) if any representation made by SEI, under or in connection with this Agreement shall prove to be false as of the date when made;
(iv) the filing of any petition (voluntary or involuntary) under the insolvency or bankruptcy laws of the United States or any state with respect to SEI; (v) any occurrence of events which, in the reasonable judgment of CNB, shall have resulted or may result in a material adverse change in the business, condition (financial or other), income, operations or prospects of SEI or materially impair the contemplated benefits of a Transaction to CNB; (vi) if there shall have been instituted or pending any action, proceeding, claim or counterclaim by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that, in the reasonable judgment of CNB, materially and adversely affects the business, condition (financial or other), income, operations or prospects of SEI or materially impairs the contemplated benefits of a Transaction to CNB; or (vii) if SEI shall determine not to pursue a Transaction or shall determine to pursue a Transaction which does not contemplate payment in full of the Obligations at closing.

        "Forbearance Termination Date" means the earlier to occur of (i) the closing of a Transaction; (ii) February 28,2001, or (iii) the date upon which a Forbearance Default occurs.

        "Loan Agreement" means that certain Accounts Receivable and Inventory Loan Agreement dated as of June 26,2000, by and between SEI and CNB, as amended by that certain First Amendment to Accounts Receivable and Inventory Loan Agreement dated as of August 16,2000, by and between SEI and CNB, and by that certain Second Amendment to Accounts Receivable and Inventory Loan Agreement dated as of September 8,2000, by and between SEI and CNB.

        "Transaction" means the recapitalization of the business of SEI and/or the sale of the stock and/or all or substantially all of the business assets of SEI in an arms-length transaction with a bona fide third party.

        "Transaction Documents" means all documentation evidencing or effectuating the Transaction.

                  SECTION 2. CONDITIONAL AGREEMENT TO FORBEAR

        2.1 Provided that no Forbearance Default occurs, CNB hereby agrees to refrain through the Forbearance Termination Date from exercising any of its rights and remedies arising under the Loan Agreement or any of the Loan Documents that may exist by virtue of the Existing Defaults.

        2.2 Nothing in this Agreement shall be construed as a waiver of or acquiescence of any Existing Default, which shall continue in existence subject only to the conditional agreement of CNB, as set forth herein, not to enforce its rights and remedies for a limited period of time. Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Loan Agreement or the other Loan Documents; (b) extend the Termination Date or the due date of any of the Obligations; (c) give rise to any obligation on the part of CNB to extend, modify or waive any term or condition of the Loan Agreement or the other Loan Documents; or (d) give rise to any defenses or counterclaims to the right of CNB to compel payment of the Obligations or otherwise enforce its rights and remedies under the Loan Agreement and the other Loan Documents. Except as expressly limited herein, CNB hereby expressly reserves all of its rights and remedies under the Loan Agreement and the other Loan Documents and under applicable law with respect to the Existing Defaults. From and after the Forbearance Termination Date, CNB shall be entitled to enforce the Loan Agreement and the other Loan Documents according to their terms without regard to this Agreement.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

        In consideration of the conditional agreement of CNB to the forbearance herein contained, SEI hereby represents and warrants to CNB as of the date hereof:

        3.1. In connection with the execution of this Agreement, and as of the date of the execution of this Agreement, SEI has fully performed its disclosure and reporting obligations to CNB as is required under the Loan Agreement and the other Loan Documents, including, without limitation, Sections 6.1, 6.2 and 6.3 of the Loan Agreement.

        3.2 The execution, delivery and performance of this Agreement by SEI is within its corporate power and have been duly authorized by all necessary corporate action on its respective part, and this Agreement constitutes a valid and binding Agreement.

        3.3 All Loan Documents, including, without limitation, the Loan Agreement, constitute valid and legally binding obligations of SEI and are enforceable against SEI and the Collateral in accordance with the terms thereof. Without limiting the generality of the foregoing, SEI acknowledges and agrees:
(i) that all of the Obligations are and have been since September 30,2000, immediately due and payable to CNB, without defense, set-off or counter-claim;
(ii) that from and after November 20,2000, interest has accrued on the Obligations at the default interest rate provided in Section 2.8 of the Loan Agreement, which rate is five percent (5%) in excess of the rate otherwise applicable under the Loan Documents; and (iii) that under Section 9.3 of the Loan

Agreement, as a result of the Existing Defaults, CNB, at its sole and exclusive option, has and continues to have the right (a) to declare the principal of and accrued interest on the Loans immediately due and payable in full; (b) to terminate the Loan Agreement as to any future liability or obligation of CNB, without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by SEI to CNB; and/or (c) to exercise its rights and remedies under the Loan Documents and all rights and remedies of a secured party under the Code and under applicable laws without respect to the Collateral.

                              SECTION 4. COVENANTS

        In consideration of the conditional agreement of CNB to the forbearance herein contained, SEI hereby covenants and agrees with CNB:

        4.1. SEI shall continuously exert its best efforts to close a Transaction as promptly as possible.. Without limiting the generality of the foregoing, SEI shall circulate draft documentation concerning a Transaction no later than January 31,2001, and SEI shall have entered into definitive documentation evidencing a transaction on or before February 15,2001. SEI shall promptly provide to CNB copies of all offers, correspondence or other information received by SEI or its advisors in connection with any discussions respecting a Transaction or any sale of assets outside the ordinary course of SEI's business. SEI shall promptly identify each and every party expressing interest in a Transaction or a purchase of assets of SEI outside the ordinary course of SEI's business and disclose to CNB the terms of any proposal, formal or informal, written or unwritten, respecting a possible Transaction or sale of assets outside the ordinary course of SEI's business. All information, documentation and other materials provided to CNB pursuant to or in connection with this Agreement and relating to a Transaction shall be confidential and shall not be disclosed by CNB to any person or entity, other than (i) any advisor to CNB in connection with such advisor's rendition of services to CNB in respect of SEI's indebtedness to CNB,
(ii) under compulsion of legal process, or (iii) in response to legal proceedings initiated by SEI. Any advisor to CNB who receives such confidential information in accordance with the foregoing shall be bound by the obligation and undertaking of CNB to maintain the confidentiality of such information. Any and all documentation evidencing a sale of assets outside the ordinary course of SEI's business shall be in form and substance satisfactory to CNB. The Transaction Documents shall provide for repayment to CNB of the entirety of the Obligations in immediately available funds upon closing of a Transaction and shall be satisfactory to CNB as to the time, place and manner of such repayment.

        4.2 SEI shall provide to CNB (i) a daily financial report and Borrowing Base Certificate in the form annexed hereto as Exhibit A by 1:30 p.m. each Business Day; and (ii) a certification of inventory in the form annexed hereto as Exhibit B by 1:30 p.m. each Tuesday.

        4.3. SEI shall execute documentation assigning to CNB any and all of its rights under all license agreements used in its business to the fullest extent permitted under the License Agreement or any consent of the licenser obtained pursuant to this Agreement or otherwise. SEI shall use best efforts to obtain the consent of licensees to such assignment and to CNB's exercise of any and all of its remedies as assignee.

        4.4 Promptly on demand of CNB, SEI shall provide cash collateral in the amount of (x) any and all outstanding liability under letters of guaranty; (y) the aggregate "mark to market" liability under the Foreign Exchange Facility; and (z) the aggregate commitment, if any, under SEI's business MasterCard facility.

        4.5 SEI shall execute any documentation CNB may request to assure that the Obligations are secured by valid and perfected first priority liens and security interests in the Collateral.

        4.6 SEI shall, at any reasonable time requested by CNB, make their officers, other management personnel and advisors available for meeting with CNB and their consultants, including, without limitation, any attorneys, auditors, consultants, appraisers, investment bankers, or other professionals designated by CNB to discuss the Collateral or SEI's affairs, finances, financial condition, and business operations, and shall make its books and records available to CNB for such purpose and for any purpose permitted under the Loan Documents.

        4.7 SEI shall pay, promptly upon presentation, all invoices for reasonable fees and expenses of advisors to CNB, including reasonable attorneys' and financial advisory fees and costs and the fees and costs of any Collateral monitor employed by CNB, incurred in connection with the preparation and negotiation of this Agreement, preparation and review of documentation respecting a Transaction or a sale of assets outside the ordinary course of the business of SEI, the Obligations, or the Collateral. Unless other satisfactory arrangements are made, CNB shall be entitled to reduce the daily advance(s) under the Revolving Line of Credit as necessary to effect such payments.

        4.8 From and after entry into this Agreement until a Forbearance Termination Date, all collections, revenues and cash inflows of every kind to SEI shall be applied against the outstanding Revolving Line of Credit each day. Absent a Forbearance Default, CNB will advance the amount permitted under the daily Borrowing Base Certificate such that the excess of the outstanding balance of the Borrower's Loan Account over such permitted amount does not exceed $2,952,203 or such other amount (a) as may result from correction of manifest error in data or methodology used in calculation of the foregoing; (b) as may reflect adjustment mutually acceptable to the parties to reflect corrected "cross-aging" of receivables due from Eye Care of America, Inc.; or (c) as CNB may agree to in writing in its sole discretion.

        4.9 SEI shall pay $72,916.72 of principal outstanding under the existing term loan, plus all outstanding interest thereon, on the second Business Day of each month beginning January 3, 2001. Unless other satisfactory arrangements are made, CNB shall be entitled to reduce the daily advance(s) under the Revolving Line of Credit as necessary to effect such payment.

        4.10 Promptly upon execution of this Agreement, SEI shall pay CNB a fully earned accommodation fee of $25,000. Unless other satisfactory arrangements are made, CNB shall be entitled to reduce the daily advance(s) under the Revolving Line of Credit as necessary to effect such payment.

        4.11 SEI shall pay monthly, no later than the first business day of each month, any and all outstanding accrued interest on the Obligations. Unless other satisfactory arrangements are made, CNB shall be entitled to reduce the daily advance(s) under the Revolving Line of Credit as necessary to effect such payment.

        4.12 SEI shall continue to perform and observe all terms and conditions contained in the Loan Documents that are not specifically subject to the conditional forbearance provided in this Agreement.

        4.13 Without limiting the generality of the foregoing, SEI shall throughout the term of this Agreement continue to fully perform its reporting and disclosure obligations under the Loan Documents.

        4.14 SEI shall pay the entire outstanding amount of the Obligations on or prior to the Forbearance Termination Date; provided, however, upon and only upon such timely full payment, SEI shall be entitled to a credit against the outstanding amount of the Obligations equal (i) 2% per annum (calculated on a daily basis based on a 360 day, year) times (ii) the average daily outstanding amount of the Obligations from the date of execution of this Agreement to the date of repayment of the Obligations in full.

                            SECTION 5. MISCELLANEOUS

        5.1 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        5.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

        5.3 Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

        5.4 Continued Effectiveness. The terms of the Loan Agreement and of each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

        5.5 No Novation. This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Loan Agreement or any of the other Loan Documents or, except as expressly provided herein, a waiver by CNB of any of its rights and remedies under the Loan Agreement or any of the other Loan Documents at law or in equity.

        5.6 Reaffirmation. SEI hereby reaffirms each and every covenant, condition, obligation, and provision set forth in the Loan Documents.

        5.7 Construction. SEI acknowledges that it has been represented by its own legal counsel in connection with the Loan Documents and this Agreement, that it has exercised independent judgment with respect to the Loan Documents and this Agreement, and that it has not relied on CNB or on their counsel for any advice with respect to the Loan Documents or this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above, by the respective duly authorized officers.

                                            SIGNATURE EYEWEAR, INC., a
                                            California Corporation

                                            By: /s/ MICHAEL PRINCE
                                               ---------------------------------
                                               Name
                                               Title CFO

                                            CITY NATIONAL BANK, a national
                                            banking association

                                            By: /s/ W. HOEY
                                               ---------------------------------
                                               Name W. Hoey
                                               Title Sr. Vice President

                       AMENDMENT TO FORBEARANCE AGREEMENT

        This Amendment to Forbearance Agreement (this "Amendment") is entered into as of February 28, 2001, by and among Signature Eyewear, Inc. ("SEI") and City National Bank ("CNB").

                                   RECITALS:

        WHEREAS, SEI and CNB are parties to a certain Forbearance Agreement dated as of December 18, 2000 (hereinafter defined as the "Forbearance Agreement"); and

        WHEREAS, SEI has requested that CNB amend certain provisions contained in the Forbearance Agreement; and

        WHEREAS, CNB is willing to so amend the Forbearance Agreement in accordance with the terms and conditions hereof; and

        WHEREAS, all initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Forbearance Agreement, as amended hereby;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Amendment to the Forbearance Agreement.

                a. The Definition of "Forbearance Termination Date" contained in
Section 1.2 of the Forbearance Agreement hereby is amended and restated in its entirety to read as follows:

        "Forbearance Termination Date" means the earlier to occur of (i) the closing of a Transaction; (ii) June 30, 2001, or (iii) the date upon which the Forbearance Default occurs.

                b. Section 4.1 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

        4.1. SEI shall continuously exert its best efforts to close a Transaction as promptly as possible. Without limiting the generality of the foregoing, SEI shall circulate draft documentation concerning a Transaction no later than April 15, 2001, and SEI shall have entered into definitive documentation evidencing a transaction on or before April 30, 2001. SEI shall promptly provide to CNB copies of all offers, correspondence or other information received by SEI or its advisors in connection with any discussions respecting a Transaction or any sale of assets outside the ordinary course of SEI's business. SEI shall promptly identify each and every party expressing interest in a Transaction or a purchase of assets of SEI outside the ordinary course of SEI's business and disclose to CNB the terms of any proposal, formal or informal, written or unwritten, respecting a possible Transaction or sale of assets outside the ordinary course of SEI's business. All information, documentation and other materials provided to CNB pursuant to or in connection with this Agreement and relating to a Transaction shall be confidential and shall not be disclosed by CNB to any person or entity, other than (i) any advisor to CNB in connection with such advisor's rendition of services to CNB in respect of SEI's indebtedness to CNB, (ii) under compulsion of legal process, or
(iii) in response to legal proceedings initiated by SEI. Any advisor to CNB who receives such confidential information in accordance with the foregoing shall be bound by the obligation and undertaking of CNB to maintain the confidentiality of such information. Any and all documentation evidencing a sale of assets outside the ordinary course of SEI's business shall be in form and substance satisfactory to CNB. The Transaction Documents shall provide for repayment to CNB of the entirety of the

Obligations in immediately available funds upon closing of a Transaction and shall be satisfactory to CNB as to the time, place and manner of such repayment.

                c. Section 4.8 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

        4.8 From and after entry into this Agreement until a Forbearance Termination Date, all collections, revenues and cash inflows of every kind to SEI shall be applied against the outstanding Revolving Line of Credit each day. Absent a Forbearance Default, CNB will advance the amount permitted under the daily Borrowing Base Certificate such that: (a) the outstanding principal amount of the Obligations shall not exceed $8,354,166.61; and (b) the excess of the outstanding balance of the Borrower's Loan Account over such permitted amount does not exceed $821,162.28 or such other amount (w) as may result from correction of manifest error in data or methodology used in calculation of the foregoing; (x) as may reflect adjustment mutually acceptable to the parties to reflect corrected "cross-aging" of receivables due from Eye Care of America, Inc.; (y) as CNB may agree to in writing in its sole discretion, provided however, that the dollar amounts set forth in (a) and (b) above shall be reduced by $100,000 on the seventeenth day of each month beginning on April 17, 2001, through the Forbearance Termination Date.

                d. Section 4.15 of the Forbearance Agreement is hereby added to read as follows:

        4.15 SEI shall provide to CNB, not later than March 15, 2001, an annual audit report for SEI and Subsidiaries (as that term is defined in the Loan Agreement), for the fiscal year ending October 31, 2000, in a form that is otherwise satisfactory to CNB, including therein a balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, certified by such accountant to have been prepared in accordance with GAAP (as that term is defined in the Loan Agreement), together with an opinion from such accountant that the audit report is not qualified as to SEI's ability to continue as a going concern, and further accompanied by supporting schedules of costs of goods sold, operating expenses and other income and expense items.

        2. Condition Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of CNB and its counsel, of the following condition:

                a. The representations and warranties in this Amendment and the Forbearance Agreement as amended by this Amendment shall be true and correct in all material respects on and as of the date hereof, as though made on such date.

        3. Miscellaneous.

                a. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                b. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                c. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                d. Continued Effectiveness. The terms of the Loan Agreement and of each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

                e. No Novation. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Forbearance Agreement, the Loan Agreement or any of the other Loan Documents or, except as expressly provided herein, a waiver by CNB of any of its rights and remedies under the Forbearance Agreement, the Loan Agreement or any of the other Loan Documents at law or in equity.

                f. Reaffirmation. SEI hereby reaffirms each and every covenant, condition, obligation, and provision set forth in the Loan Documents.

                g. Construction. SEI acknowledges that it has been represented by its own legal counsel in connection with the Loan Documents, the Forbearance Agreement and this Amendment, that it has exercised independent judgment with respect to the Loan Documents, the Forbearance Agreement and this Amendment, and that it has not relied on CNB or on their counsel for any advice with respect to the Loan Documents, the Forbearance Agreement or this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above, by the respective duly authorized officers.

                                            SIGNATURE EYEWEAR, INC, a California
                                            Corporation

                                            By: /s/ MICHAEL PRINCE
                                               ---------------------------------
                                               Name: Michael Prince
                                               Title: Chief Financial Officer

                                            CITY NATIONAL BANK, a national
                                            banking association

                                            By: /s/ CHARLES HEATHERLY
                                               ---------------------------------
                                               Name
                                               Title Vice President

                    SECOND AMENDMENT TO FORBEARANCE AGREEMENT

        This Second Amendment to Forbearance Agreement (this "Second Amendment") is entered into as of May 1, 2001, by and among Signature Eyewear, Inc. ("SEI") and City National Bank ("CNB").

                                   RECITALS:

        WHEREAS, SEI and CAM are parties to a certain Forbearance Agreement dated as of December 18, 2000 (hereinafter defined as the "Forbearance Agreement"); and

        WHEREAS, SEI and CNB are parties to a certain Amendment to Forbearance Agreement dated as of February 28,2001 (hereinafter defined as the "Amendment; and

        WHEREAS, SEI has requested that CNB amend certain provisions contained in the Forbearance Agreement as amended by the Amendment; and

        WHEREAS, CNB is willing to so amend the Forbearance Agreement in accordance with the terms and conditions hereof; and

        WHEREAS, all initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Forbearance Agreement, as amended hereby;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Second Amendment to the Forbearance Agreement.

                a. The Definition of "Forbearance Termination Date" contained in
Section 1.2 of the Forbearance Agreement, as amended by Section 1(a) of the Amendment to Forbearance Agreement, hereby is further amended and restated in its entirety to read as follows:

        "Forbearance Termination Date" means the earlier to occur of (i) the closing of a Transaction; (ii) June 30,2001, or (iii) the date upon which the Forbearance Default occurs.

                b. Section 4.1 of the Forbearance Agreement, as amended by
Section 1(b) of the Amendment to Forbearance Agreement, is hereby amended and restated in its entirety to read as follows:

        4.1. SEI shall continuously exert its best efforts to close a Transaction as promptly as possible. Without limiting the generality of the foregoing, SEI shall circulate draft documentation concerning a Transaction no later than June 15,2001, and SEI shall have entered into definitive documentation evidencing a transaction on or before June 30, 2001. SEI shall promptly provide to CNB copies of all offers, correspondence or other information received by SEI or its advisors in connection with any discussions respecting a Transaction or any sale of assets outside the ordinary course of SEI's business. SEI shall promptly identify each and every party expressing interest in a Transaction or a purchase of assets of SEI outside the ordinary course of SEI's business and disclose to CNB the terms of any proposal, formal or informal, written or unwritten, respecting a possible Transaction or sale of assets outside the ordinary course of SEI's business. All information, documentation and other materials provided to CNB pursuant to or in connection with this Agreement and relating to a Transaction shall be confidential and shall not be disclosed by CNB to any person or entity, other than (i) any advisor to CNB in connection with such advisor's rendition of services to CNB in respect of SEI's indebtedness to CNB, (ii) under compulsion of legal process, or (iii) in response to legal proceedings initiated by SEI. Any advisor to CNB who receives such confidential information in accordance with the foregoing shall be bound by the obligation and undertaking of CNB to maintain the confidentiality of such information. Any and all documentation evidencing a sale of assets outside the ordinary course of SEI's business shall be in form and substance satisfactory to CNB. The Transaction Documents shall provide for repayment to CNB of the entirety of the Obligations in immediately available funds upon closing of a Transaction and shall be satisfactory to CNB as to the time, place and manner of such repayment.

                c. Section 4.8 of the Forbearance, Agreement, as amended by
Section 1(c) of the Amendment to Forbearance Agreement, is hereby amended and restated in its entirety to read as follows:

        4.8 From and after entry into this Agreement until a Forbearance Termination Date, all collections, revenues and cash inflows of every kind to SEI shall be applied against the outstanding Revolving Line of Credit each day. Absent a Forbearance Default, CNB will advance the amount permitted under the daily Borrowing Base Certificate such that: (a) the outstanding principal amount of the Obligations shall not exceed $8,354,166.61; and (b) the excess of the outstanding balance of the Borrower's Loan Account over such permitted amount does not exceed $821,162.28 or such other amount (w) as may result from correction of manifest error in data or methodology used in calculation of the foregoing; (x) as may reflect adjustment mutually acceptable to the parties to reflect corrected "cross-aging" of receivables due from Eye Care of America, Inc.; (y) as CNB may agree to in writing in its sole discretion, provided however, that the dollar amounts set forth in (a) and (b) above shall be reduced by $100,000 on April 17, 2001, and $150,000 on the seventeenth day of each month beginning on May 17,2001, through the Forbearance Termination Date.

                d. Section 4.15 of the Forbearance Agreement, as added by
Section 1(d) of the Amendment to Forbearance Agreement, is hereby amended to read as follows:

        4.15 SEI shall provide to CNB, not later than May 31,2001, an annual audit report for SEI and Subsidiaries (as that term is defined in the Loan Agreement), for the fiscal year ending October 31, 2000, and a quarterly report for the fiscal quarter ending January 31, 2001 in a form that is otherwise satisfactory to CNB, including therein a balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, certified by such accountant to have been prepared in accordance with GAAP (as that term is defined in the Loan Agreement), together with an unqualified opinion from such accountant, and further accompanied by supporting schedules of costs of goods sold, operating expenses and other income and expense items.

        2. Condition Precedent to the Effectiveness of this Second Amendment. The effectiveness of this Second Amendment is subject to the fulfillment, to the satisfaction of CNB and its counsel, of the following condition:

                a. The representations and warranties in this Second Amendment, the Amendment to Forbearance Agreement and the Forbearance Agreement as amended by the Amendment to Forbearance Agreement and this Second Amendment shall be true and correct in all material respects on and as of the date hereof, as though made on such date.

        3. Miscellaneous.

                a. Headings. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

                b. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                c. Counterparts. This Second Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                d. Continued Effectiveness. The terms of the Loan Agreement and of each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

                e. No Novation. This Second Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Amendment to Forbearance Agreement, the Forbearance Agreement, the Loan Agreement or any of the other Loan Documents or, except as expressly provided herein, a waiver by CNB of any of its rights and remedies under the Amendment to Forbearance Agreement, the Forbearance Agreement, the Loan Agreement or any of the other Loan Documents at law or in equity.

                f. Reaffirmation. SEI hereby reaffirms each and every covenant, condition, obligation, and provision set forth in the Loan Documents.

                g. Construction. SEI acknowledges that it has been represented by its own legal counsel in connection with the Loan Documents, the Forbearance Agreement, the Amendment to Forbearance Agreement and this Second Amendment, that it has exercised independent judgment with respect to the Loan Documents, the Forbearance Agreement, the Amendment to Forbearance Agreement and this Second Amendment, and that it has not relied on CNB or on their counsel for any advice with respect to the Loan Documents, the Forbearance Agreement, the Amendment to Forbearance Agreement or this Second Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date set forth above, by the respective duly authorized officers.

                                            SIGNATURE EYEWEAR, INC, a California
                                            Corporation

                                            By /s/ MICHAEL PRINCE
                                               ---------------------------------
                                               Name
                                               Title Chief Financial Officer.

                                            CITY NATIONAL BANK, a national
                                            banking association

                                            By: /s/ CHARLES HEATHERLY
                                               ---------------------------------
                                               Name
                                               Title Vice President

                    THIRD AMENDMENT TO FORBEARANCE AGREEMENT


     This Third Amendment to Forbearance Agreement (this "Third Amendment") is entered into as of June 8, 2001, by and among Signature Eyewear, Inc. ("SEI") and City National Bank ("CNB").


                                   RECITALS:
                                   ---------

     WHEREAS, SEI and CNB are parties to a certain Forbearance Agreement dated as of December 18, 2000 (hereinafter defined as the "Forbearance Agreement"); and

     WHEREAS, SEI and CNB are parties to a certain Amendment to Forbearance Agreement dated as of February 28, 2001 (hereinafter defined as the "Amendment"); and

     WHEREAS, SEI and CNB are parties to a certain Second Amendment to Forbearance Agreement dated as of May 1, 2001 (hereinafter defined as the "Second Amendment"); and

     WHEREAS, SEI has requested that CNB amend certain provisions contained in the Forbearance Agreement as amended by the Amendment and the Second Amendment; and

     WHEREAS, CNB is willing to so amend the Forbearance Agreement in accordance with the terms and conditions hereof; and

     WHEREAS, all initially capitalized terms used but not defined herein shall have the meanings ascribed to them in the Forbearance Agreement, as amended hereby;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.      Third Amendment to the Forbearance Agreement.

                a. The Definition of "Forbearance Termination Date" contained in Section 1.2 of the Forbearance Agreement, as amended by Section 1(a) of the Amendment and Section 1(a) of the Second Amendment, hereby is further amended and restated in its entirety to read as follows:

        "Forbearance Termination Date" means the earlier to occur of (1) the closing of a Transaction; (ii) August 31, 2001, or (iii) the date upon which the Forbearance Default occurs.

                b.      Section 4.1 of the Forbearance Agreement, as amended by
Section 1(b) of the Amendment and Section 1(b) of the Second Amendment, is hereby amended and restated in its entirety to read as follows:

        4.1 SEI shall continuously exert its best efforts to close a Transaction as promptly as possible. Without limiting the generality of the foregoing, SEI shall circulate draft documentation concerning a Transaction no later than August 15, 2001, and SEI shall have entered into definitive documentation evidencing a transaction on or before August 31, 2001. SEI shall promptly provide to CNB copies of all offers, correspondence or other information received by SEI or its advisors in connection with any discussions respecting a Transaction or any sale of assets outside the ordinary course of SEI's business. SEI shall promptly identify each and every party expressing interest in a Transaction or a purchase of assets of SEI Outside the ordinary course of SEI's business and disclose to CNB the terms of any proposal, formal or informal, written or unwritten, respecting a possible Transaction or sale of assets outside the ordinary course of SEI's business. All information, documentation and other materials provided to CNB pursuant to or in connection with this Agreement and relating to a Transaction shall be confidential and shall not be disclosed by CNB to any person or entity, other than (i) any advisor to CNB in connection with such advisor's rendition of services to CNB in respect of SEI's indebtedness to CNB, (ii) under compulsion of legal process, or (iii) in response to legal proceedings initiated by SEI. Any advisor to CNB who receives such confidential information in accordance with the foregoing shall be bound by the obligation and undertaking of CNB to maintain the confidentiality of such information. Any and all documentation evidencing a sale of assets outside the ordinary course of SEI's business shall be in form and substance satisfactory to CNB. The Transaction Document shall provide for repayment of CNB of the entirety of the Obligations in immediately available funds upon closing of a Transaction and shall be satisfactory to CNB as to the time, place and manner of such repayment.

          c. Section 4.8 of the Forbearance Agreement, as amended by Section 1(c) of the Amendment and Section 1(c) of the Second Amendment, is hereby amended and restated in its entirety to read as follows:

     4.8 From and after entry into this Agreement until a Forbearance Termination Date, all collections, revenues and cash inflows of every kind to SEI shall be applied against the outstanding Revolving Line of Credit each day. Absent a Forbearance Default, CNB will advance the amount permitted under the daily Borrowing Base Certificate such that: (a) the outstanding principal amount of the Obligations shall not exceed $8,104,166.61; and (b) the excess of the outstanding balance of the Borrower's Loan Account over such permitted amount does not exceed $571,162.28 or such other amount (w) as may result from correction of manifest error in data or methodology used in calculation of the foregoing; (x) as may reflect adjustment mutually acceptable to the parties to reflect corrected "cross-aging" of receivables due from Eye

Care of America, Inc.; (y) as CNB may agree to in writing in its sole discretion, provided however, that the dollar amounts set forth in (a) and (b) above shall be reduced by: (i) $150,000 on June 17, 2001; (ii) $250,000 on July 17, 2001; and (iii) $350,000 on August 17, 2001.

          d. Section 4.16 of the Forbearance Agreement is hereby added to read as follows:

     4.16 Unless the Obligations shall have been paid in full on or prior to such date, SEI shall pay to CNB a restructuring fee of $7,500 on July 1, 2001, and $22,500 on August 1, 2001. Such fee shall be fully earned and nonrefundable on such dates.

     2. Conditions Precedent to the Effectiveness of this Third Amendment. The effectiveness of this Third Amendment is subject to the fulfillment, to the satisfaction of CNB and its counsel, of the following conditions:

          a. The representations and warranties in this Third Amendment, the Second Amendment, the Amendment and the Forbearance Agreement as amended by the Amendment, the Second Amendment and this Third Amendment shall be true and correct in all material respects on and as of the date hereof, as though made on such date.

     3.   Miscellaneous.

          a. Headings. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

     b. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     c. Counterparts. This Third Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     d. Continued Effectiveness. The terms of the Loan Agreement and of each of the other Loan Documents remain unchanged, and all such Loan Documents shall remain in full force and effect and are hereby confirmed and ratified.

     e. No Novation. This Third Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Second Amendment, the Amendment, the Forbearance Agreement, the Loan Agreement or any of the other Loan Documents or, except as expressly provided herein, a waiver by CNB of any of its rights and remedies under the Second Amendment, the Amendment, the Forbearance Agreement, the Loan Agreement or any of the other Loan Documents at law or in equity.

     f. Reaffirmation. SEI hereby reaffirms each and every covenant, condition, obligation, and provision set forth in the Loan Documents.

     g. Construction. SEI acknowledges that it has been represented by its own legal counsel in connection with the Loan Documents, the Forbearance Agreement, the

Amendment, the Second Amendment and this Third Amendment, that it has exercised independent judgment with respect to the Loan Documents, the Forbearance Agreement, the Amendment, the Second Amendment and this Third Amendment, and that it has not relied on CNB or on their counsel for any advice with respect to the Loan Documents, the Forbearance Agreement, the Amendment, the Second Amendment or this Third Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date set forth above, by the respective duly authorized officers.

                                        SIGNATURE EYEWEAR, INC., a California
                                        Corporation



                                        By: /s/ MICHAEL PRINCE
                                           ----------------------------------
                                           Name  Michael Prince
                                           Title Chief Financial Officer


                                        CITY NATIONAL BANK, a national banking
                                        association



                                        By: /s/ CHARLES HEATHERLY
                                           -----------------------------------
                                           Name  Charles Heatherly
                                           Title Vice President